EXHIBIT 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 31, 2005

Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, TX 79424

RE:	Alamosa Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-122642), filed with the U.S. Securities and Exchange Commission (the "Commission") on February 9, 2005 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 to the Registration Statement, filed with the Commission on the date hereof (as so amended, the "Registration Statement"). The Registration Statement relates to (i) the issuance by the Company from time to time of up to 218,054 shares (the "Warrant Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") issuable upon the exercise of (a) 8,620 warrants initially sold by AirGate PCS, Inc. ("AirGate") in its units offering completed on September 30, 1999 (the "AirGate Warrants") and (b) 300,000 warrants initially sold by iPCS, Inc., a former subsidiary of AirGate, in its units offering completed on July 12, 2000 (the "iPCS Warrants" and, together with the AirGate Warrants, the "Warrants"); and (ii) the resale from time to time by selling security holders of (a) the iPCS Warrants and (b) up to 209,880 Warrant Shares issuable upon exercise of such iPCS Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iii) the Amended and Restated Bylaws of the Company, certified by the Secretary of the Company as currently in effect; (iv) the Warrant Agreement, dated as of July 12, 2000, by and between iPCS, Inc. and ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "iPCS Warrant Agreement"); (v) the Supplemental Warrant Agreement, dated as of February 15, 2005, by and among the Company, A-Co. Merger Sub, Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services, L.L.C. (the "iPCS Supplemental Warrant Agreement"); (vi) the Warrant Agreement, dated as of September 30, 1999, by and between AirGate PCS, Inc. and Bankers Trust Company, as warrant agent (the "AirGate Warrant Agreement"); (vii) the Supplemental Warrant Agreement, dated as of February 15, 2005, by and among the Company, A-Co. Merger Sub, Inc. and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company (together with the iPCS Supplemental Warrant Agreement, the "Supplemental Warrant Agreements"); (viii) the form of the AirGate Warrants (the "Form of AirGate Warrant"); (ix) the form of the iPCS Warrants (the "Form of iPCS Warrant"); (x) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 7, 2004, by and among the Company, A-Co. Merger Sub, Inc. and AirGate PCS, Inc.; (xi) certain resolutions of the Board of Directors of the Company relating to the Warrants and related matters; (xii) a specimen certificate representing the Common Stock; (xiii) the Certificate of Merger of AirGate PCS, Inc. into A-Co. Merger Sub, Inc., as filed with the Secretary of State of the State of Delaware on February 15, 2005, and (xiv) the Rights Agreement, dated as of February 14, 2001, by and between the Company and Mellon Investor Services LLC, as rights agent (the "Rights Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, as we deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have further assumed that each iPCS Warrant and AirGate Warrant (x) conforms to the Form of iPCS Warrant and Form of AirGate Warrant, respectively, and that the registrar and agent for each of the iPCS Warrants and AirGate Warrants duly registered the issuance of, and countersigned, the iPCS Warrants and AirGate Warrants, respectively, and (y) was duly authorized and validly executed, issued and delivered by the parties thereto. In rendering the opinion set forth in paragraph 1 below, we have assumed that (i) the Warrant Shares will be issued upon exercise of the iPCS Warrants or the AirGate Warrants according to the terms of the iPCS Warrant Agreement or the AirGate Warrant Agreement, respectively; (ii) the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing the Warrant Shares; and (iii) such stock certificates will conform to the specimen certificate examined by us. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

1. The issuance of the Warrant Shares (including the Preferred Share Purchase Rights attached thereto pursuant to the terms of the Rights Agreement) has been duly authorized by the Company and, when issued upon exercise of the Warrants and paid for in accordance with the terms of the appropriate Warrant and Supplemental Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

2. The iPCS Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the iPCS Warrant Agreement (as supplemented by the iPCS Supplemental Warrant Agreement) except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Supplemental Warrant Agreements and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which were identified to us by the Company as being material to it and which are listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP